UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 19, 2024

Date of Report (Date of earliest event reported)

ECD AUTOMOTIVE DESIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41497	86-2559175
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4390 Industrial Lane Kissimmee, Florida	34758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 483-4825

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ECDA	The Nasdaq Stock Market LLC
Warrants	ECDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Reports.

Barton CPA (“Barton”) was engaged by the Audit Committee of the Board of Directors (the “Audit Committee”) of ECD Automotive Design, Inc. (the “Company”) to be the independent registered public accounting firm of the Company, as a result of the order, dated May 3, 2024, issued by the U.S. Securities and Exchange Commission (“SEC”) suspending the Company’s prior independent registered public accounting firm, BF Borgers CPA PC, from appearing and practicing as an accountant before the SEC. The Audit Committee engaged Barton to re-audit our financial statements for the fiscal years ended December 31, 2023 and December 31, 2022, that were included in the Company’s Annual Report for the year ended December 31, 2023 on Form 10-K, filed with the SEC on May 3, 2024 (the “Original Form 10-K”), for inclusion in a resale registration statement on Form S-1, that the Company is obligated to file.

In connection with Barton’s audit of the fiscal years ended December 31, 2023 and December 31, 2022, we identified certain accounting errors relating to the presentation, timing, omission and classification of a number of items in the financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 included in the Original Form 10-K (the “Previously Issued Financial Statements”). In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impacts were material to the Previously Issued Financial Statements that contained the errors.

On November 19, 2024, the Audit Committee, after discussion with the Company’s management, who consulted with the Company’s independent registered public accounting firm, concluded (i) the Company’s Previously Issued Financial Statements included in the Original Form 10-K; (ii) the Company’s unaudited interim financial statements for three months ended March 31, 2024, included in the Quarterly Report for three months ended March 31, 2024 on Form 10-Q as filed with the SEC on June 27, 2024 (“Q-1 Form 10-Q”); and (iii) the Company’s unaudited interim financial statements for three and six months ended June 30, 2024, included in the Quarterly Report for three and six months ended June 30 on Form 10-Q as filed with the SEC on August 19, 2024 (“Q-2 Form 10-Q”), should no longer be relied upon due to the misstatements described below.

For the years ended December 31, 2023 and 2022

●	Accounts Receivable, Deferred Revenue, and Revenue– a reconciliation of customer accounts and revenue cut-off caused adjustments to these accounts related to the timing of revenue recognition.

●	Inventory – Reconciliation of inventory resulted in a reduction of inventory primarily related to (1) a write off of shipping and consumables, (2) decrease in inventory overhead allocation to inventory and (3) a cut-off adjustment for finished goods inventory.

●	Resale Commissions income – Resale commissions income represents the commissions earned on vehicles that are traded in and resold by the Company. A reconciliation of customer accounts caused a decrease to resale commissions income.

●	Accrued and other liabilities– certain accruals were adjusted based on better information being received at the time of the re-audit.

●	The restatement also includes corrections for other errors identified as immaterial, individually and in the aggregate, to our consolidated financial statements.

●	The net impact of correcting these errors will be an increase in net loss of approximately $1.0 million and $0.6 million for the years ended December 31, 2023 and 2022, respectively.

For the three months ended March 31, 2024

●	Corrections to 2022 and 2023 financial statements that reversed in 2024 relating to the items discussed above.

●	Convertible note

•	The Company further evaluated the accounting for its convertible notes and determined that the conversion option should be bi-furcated and accounted for as a derivative liability at fair value at each reporting period. Additionally warrants issued in connection with the note should be accounted for as a liability at fair value at each reporting period.

•	As of February 2024, the Company was in default of its convertible note because of the Company’s failure to have its resale registration statement on Form S-1 declared effective by the SEC within sixty (60) days of December 12, 2023. Accordingly, default interest should have been accrued. The Company notes this default interest was waived in August 2024.

The net impact of correcting these errors will be an increase in net loss of approximately $0.4 million, which primarily relates to the non-cash change in fair value of the convertible note warrant and derivative liabilities.

For the three and six months ended June 30, 2024

●	Corrections to 2022 and 2023 financial statements that reversed in 2024 relating to the items discussed above.

●	Convertible note

•	The Company further evaluated the accounting for its convertible notes and determined that the conversion option should be bi-furcated and accounted for as a derivative liability at fair value at each reporting period. Additionally warrants issued in connection with the note should be accounted for as a liability at fair value at each reporting period.

•	As of February 2024, the Company was in default of its convertible note because of the Company’s failure to have its resale registration statement on Form S-1 declared effective by the SEC within sixty (60) days of December 12, 2023. Accordingly, default interest should have been accrued. The Company notes this default interest was waived in August 2024.

●	Asset Acquisition– In April 2024, the Company entered into an asset acquisition agreement with BNMC Continuation Cars LLC. After further analysis, the Company determined that the acquisition represented an acquisition of a business under ASC 805 and adjusted its acquisition accounting which resulted in a reclass on the balance sheet from a brand name intangible asset to goodwill. This also decreased amortization expense for the period.

The net impact of correcting these errors will be an increase in net loss of approximately $0.5 million and $0.9 million for the three and six months ended June 30, 2024, respectively, which primarily relates to the non-cash change in fair value of the convertible note warrant and derivative liabilities.

The Company intends to correct the errors referenced above (i) in an amendment to the Original Form 10-K and (ii) by amending the Q-1 Form 10-Q and the Q-2 Form 10-Q in the Company’s Form 10-Q for the three months ended September 30, 2024, as promptly as possible.

As previously disclosed, the Company’s management and the Audit Committee have determined that the Company’s disclosure controls and procedures were not effective as of December 31, 2023, March 31, 2024 and June 30, 2024. Specifically, a material weakness exists in the Company internal control over financial reporting related to ineffective controls over period end financial disclosure and reporting processes, including not timely performing certain reconciliations and the completeness and accuracy of those reconciliations, and lack of effectiveness of controls over accurate accounting and financial reporting and reviewing the underlying financial statement elements, and recording incorrect journal entries that also did not have sufficient review and approval.

We have begun to design and implement certain remediation measures to address the above-described material weakness and enhance our internal control over financial reporting. We are taking the following actions to improve the design and operating effectiveness of our internal control in order to remediate this material weakness:

•	Insource our accounting and finance functions and hire capable and experienced professionals to build a strong in-house accounting team; and

•	Implement additional modules and controls in Netsuite Enterprise Resource Planning software to strengthen our ability to keep records of its accounting and financial information

Our remediation efforts are ongoing and we will continue our initiatives to consider additional skilled resources in program management, accounting, and finance related functions and to expand the effort to implement and document policies, procedures, and internal controls. The Company’s remediation plan with respect to the such material weakness will be described in more detail in the Company’s the Quarterly Report on Form 10-Q for three and nine months ended September 30, 2024, which the Company plans to file as promptly as possible.

The Company’s management and the Audit Committee have discussed with Barton CPA, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2024

ECD AUTOMOTIVE DESIGN, INC.

	By:	/s/ Benjamin Piggott
	Name:	Benjamin Piggot
	Title:	Chief Financial Officer

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